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Exhibit 3.60

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

    I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 14th day of July, 1999.

    Effective Date:

[A TRUE COPY ATTEST /s/ WILLIAM FRANCIS GALVIN WILLIAM FRANCIS GALVIN SECRETARY OF THE COMMONWEALTH DATE 10/31/01 CLERK AG5]	/s/ WILLIAM FRANCIS GALVIN WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.
TO BE FILLED IN BY CORPORATION Photocopy of document to be sent to:
Jon Olinto Hale And Dorr LLP 60 State Street Boston, MA 02109
Telephone:	(617) 526-5061

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION
(General Laws Chapter 156B)

ARTICLE I

        The exact name of the corporation is:

OHIMA, Inc.

ARTICLE II

        The purpose of the corporation is to engage in the following business activities:

        To engage in the business associated with the operation of healthcare facilities.

        To carry on business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referenced in the preceding paragraph.

Note: if the space provided under any article or item of this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE III

        State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common		Common:	200,000	$.01

Preferred:		Preferred:

ARTICLE IV

        If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any class of stock, if shares of another class are outstanding, the corporation must provide a description of the preferences, limitations, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

N/A

ARTICLE V

        The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of any class are:

None.

ARTICLE VI

        * Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

None.

* If there are no provisions state "none".

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

        The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

N/A

ARTICLE VIII

        The information contained in Article VIII is not a permanent part of the Articles of Organization.

  a.
  The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:
  c/o CT Corporation System 2 Oliver Street, Boston, MA 02109

  b.
  The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Essel W. Bailey, Jr.	One Hillside Court Ann Arbor, MI 48104	Same
Treasurer:	David A. Stover	240 Stonebridge North Ann Arbor, MI 48108	Same
Clerk:	Susan Kovach	180 Lake Village Drive Ann Arbor, MI 48103	Same
Directors:	Essel W. Bailey, Jr.	One Hillside Court Ann Arbor, MI 48104	Same
  c.
  The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

    December 31

  d.
  The name and business address of the resident agent, if any, of the corporation is:

    c/o CT Corporation System, 2 Oliver Street, Boston, MA 02109

ARTICLE IX

        By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

        IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 13th day of July, 1999.

/s/ SUSAN KOVACH Susan Kovach 900 Victors Way, Suite 350 Ann Arbor, MI 48108

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

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ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX